Exhibit 99.1
DCP MIDSTREAM REPORTS STRONG SECOND QUARTER AND FIRST HALF RESULTS, AND REISSUES ORIGINAL 2020 FINANCIAL GUIDANCE
DENVER, August 5, 2020 (GLOBE NEWSWIRE) - Today, DCP Midstream, LP (NYSE: DCP) reported its financial results for the three and six months ended June 30, 2020.
HIGHLIGHTS
•For the respective three and six months ended June 30, 2020, DCP generated net income (loss) attributable to partners of $47 million and $(503) million; net cash provided by operating activities of $209 million and $523 million; adjusted EBITDA of $311 million and $632 million; and distributable cash flow (DCF) of $220 million and $440 million.
•Achieved one of the strongest first half DCF and Adjusted EBITDA performances in company history, with an 11% increase in DCF and a 5% increase in Adjusted EBITDA compared to the first half of 2019.
•Lowered bank leverage and achieved target of 4.0 times for the twelve months ended June 30, 2020.
•Generated $54 million of free cash flow (FCF) in the second quarter of 2020, after fully funding distributions and growth capital expenses, as a result of our integrated asset base, early mitigation efforts to reduce costs and capital, and DCP 2.0 transformation outcomes.
•Second quarter 2020 Logistics and Marketing Adjusted EBITDA increased approximately 18% from second quarter 2019, driven by increased margin from Gulf Coast Express, NGL marketing, and Sand Hills, partially offset by lower Guadalupe earnings. Logistics and Marketing accounted for ~65% of Q2 Adjusted EBITDA.
•Increased wellhead volumes in the DJ and Permian basins by 15% and 5%, respectively, from the second quarter of 2019. Gathering & Processing volumes exceeded expectations, partially due to our proactive, short-term renegotiation of contracts to keep volumes on the DCP system.
•Delivered best quarterly and first half cost performance since company was combined with DCP Midstream, LLC, resulting in an over $50 million year-over-year reduction in the second quarter, driven by savings in contract services, consumables, labor, and utilities.
•Reissuing original 2020 Adjusted EBITDA and DCF guidance, as given in February 2020, driven by strong 1H results and confidence in our ability to continue to generate significant FCF throughout the remainder of 2020.
•Replacing distribution coverage ratio metric with free cash flow, highlighting a more comprehensive measure of cash flow and indicative of our ability to delever.
•Issued $500 million senior notes at 5.625% due 2027, securing $1.1 billion of available liquidity.
•DJ Basin regulatory stability substantially increased by a broad coalition, led by Governor Polis, committed to proactively preventing anti-oil and gas ballot initiatives and significant legislation through 2022 election cycle.
•Placed the fully-subscribed 600 MMcf/d Cheyenne Connector into service, providing residue gas takeaway from the DJ Basin to the Rockies Express Pipeline.
•Moved in-service date of Latham 2 offload to Q4, without adverse impacts to minimum volume commitments or customer service.

SECOND QUARTER 2020 SUMMARY FINANCIAL RESULTS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
	(Unaudited)
	(Millions, except per unit amounts)

Net income (loss) attributable to partners	$47	$119	$(503)	$194
Net income (loss) per limited partner unit - basic	$0.15	$0.43	$(2.55)	$0.57
Net income (loss) per limited partner unit - diluted	$0.15	$0.43	$(2.55)	$0.57
Net cash provided by operating activities	$209	$229	$523	$546
Adjusted EBITDA(1)	$311	$278	$632	$604
Distributable cash flow(1)	$220	$173	$440	$397
Free cash flow(1)	$54	$(230)	$22	$(454)
(1)This press release includes the following financial measures not presented in accordance with U.S. generally accepted accounting principles, or GAAP: adjusted EBITDA, distributable cash flow, free cash flow, and adjusted segment EBITDA. Each such non-GAAP financial measure is defined below under “Non-GAAP Financial Information”, and each is reconciled to its most directly comparable GAAP financial measure under “Reconciliation of Non-GAAP Financial Measures” in schedules at the end of this press release.

CEO'S PERSPECTIVE
“I want to thank our dedicated team for delivering some of our best ever safety, reliability, and financial results in what has been an exceptionally challenging environment," said Wouter van Kempen, chairman, president, and CEO. “Our supply long, capacity short strategy, as well as our early and aggressive actions to optimize our cost structure and proactively manage volumes has positioned the company well for significant free cash flow generation in 2020 and beyond. These strong second quarter and first half results demonstrate the earnings power of our asset base, our integrated value chain, our industry leading DCP 2.0 transformation, and our remarkable team."

CAPITAL PROJECT UPDATE
Logistics and Marketing Projects
•The Cheyenne Connector was placed into service in the second quarter of 2020, adding 600 MMcf/d of residue gas takeaway and eliminating logistics constraints in the DJ Basin.
•Front Range’s expansion to a capacity of 260 MBbls/d and Texas Express’ expansion to a capacity of 370 MBbls/d were placed into service in the second quarter of 2020.
Gathering and Processing Projects
•DCP has moved the Latham 2 offload project to the fourth quarter of 2020. The delay will not hinder DCP's ability to meet minimum volume commitments effective January 1, 2021. The Latham 2 offload will add up to 225 MMcf/d of incremental DJ Basin processing capacity.

COMMON UNIT DISTRIBUTIONS
On July 21, 2020, DCP announced a quarterly common unit distribution of $0.39 per limited partner unit. This distribution remains unchanged from the previous quarter.

DCP generated distributable cash flow of $220 million and $440 million for the three and six months ended June 30, 2020, respectively. Distributions declared were $82 million and $163 million for the three and six months ended June 30, 2020, respectively.

SECOND QUARTER 2020 OPERATING RESULTS BY BUSINESS SEGMENT
Logistics and Marketing
Logistics and Marketing Segment net income attributable to partners for the three months ended June 30, 2020 and 2019 was $177 million and $185 million, respectively.
Adjusted segment EBITDA increased to $213 million for the three months ended June 30, 2020, from $181 million for the three months ended June 30, 2019, reflecting higher equity earnings and distributions driven by Gulf Coast Express volumes, favorable NGL marketing margins, and higher cash distributions on Sand Hills, partially offset by lower earnings from Guadalupe.
Gathering and Processing
Gathering and Processing Segment net income attributable to partners for the three months ended June 30, 2020 and 2019 was $11 million and $90 million, respectively.
Adjusted segment EBITDA decreased to $158 million for the three months ended June 30, 2020, from $173 million for the three months ended June 30, 2019, reflecting sustained lower commodity prices, lower volumes in the South and Midcontinent regions due to recent producer shut-ins, partially offset by increased volumes in the North and Permian regions, and lower operating costs.
CAPITALIZATION, LIQUIDITY, AND FINANCING
Credit Facilities and Debt
DCP has two credit facilities with up to $1.75 billion of total capacity. Proceeds from these facilities can be used for working capital requirements and other general partnership purposes including growth and acquisitions.
•DCP has a $1.4 billion senior unsecured revolving credit agreement, or the Credit Agreement, that matures on December 9, 2024. As of June 30, 2020, total available capacity under the Credit Agreement was $1,105 million net of $281 million of outstanding borrowings and $14 million of letters of credit.
•DCP has an accounts receivable securitization facility that provides up to $350 million of borrowing capacity that matures August 12, 2022. As of June 30, 2020, DCP had $350 million of outstanding borrowings under the accounts receivable securitization facility.
On June 24, 2020, we issued $500 million of 5.625% Senior Notes due July 2027. We received proceeds of $494 million, net of underwriters' fees and related expenses, which we used for general partnership purposes, including the repayment of indebtedness under our Credit Agreement and the funding of capital expenditures.
As of June 30, 2020, DCP had $5,906 million of total consolidated principal debt outstanding, with the next maturity not until September 2021. The total debt outstanding includes $550 million of junior subordinated notes which are excluded from debt pursuant to DCP's Credit Agreement leverage ratio calculation. For the twelve months ended

June 30, 2020, DCP's leverage ratio was 4.0 times. The effective interest rate on DCP's overall debt position, as of June 30, 2020, was 5.10%.
CAPITAL EXPENDITURES AND INVESTMENTS
During the three and six months ended June 30, 2020, DCP had expansion capital expenditures and equity investments totaling $84 million and $173 million, and sustaining capital expenditures totaling $6 million and $16 million, respectively.
EARNINGS CALL
DCP will host a conference call webcast tomorrow, August 6, 2020, at 10:00 a.m. ET, to discuss its second quarter earnings. The live audio webcast of the conference call and presentation slides can be accessed through the Investors section on the DCP website at www.dcpmidstream.com and the conference call can be accessed by dialing (844) 233-0113 in the United States or (574) 990-1008 outside the United States. The conference confirmation number is 8398286. An audio webcast replay, presentation slides and transcript will also be available by accessing the Investors section on the DCP website.
NON-GAAP FINANCIAL INFORMATION
This press release and the accompanying financial schedules include the following non-GAAP financial measures: adjusted EBITDA, distributable cash flow, free cash flow and adjusted segment EBITDA. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. DCP's non-GAAP financial measures should not be considered in isolation or as an alternative to its financial measures presented in accordance with GAAP, including operating revenues, net income or loss attributable to partners, net cash provided by or used in operating activities or any other measure of liquidity or financial performance presented in accordance with GAAP as a measure of operating performance, liquidity or ability to service debt obligations and make cash distributions to unitholders. The non-GAAP financial measures presented by DCP may not be comparable to similarly titled measures of other companies because they may not calculate their measures in the same manner.
DCP defines adjusted EBITDA as net income or loss attributable to partners adjusted for (i) distributions from unconsolidated affiliates, net of earnings, (ii) depreciation and amortization expense, (iii) net interest expense, (iv) noncontrolling interest in depreciation and income tax expense, (v) unrealized gains and losses from commodity derivatives, (vi) income tax expense or benefit, (vii) impairment expense and (viii) certain other non-cash items. Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes these measures provide investors meaningful insight into results from ongoing operations.
The commodity derivative non-cash losses and gains result from the marking to market of certain financial derivatives used by us for risk management purposes that we do not account for under the hedge method of accounting. These non-cash losses or gains may or may not be realized in future periods when the derivative contracts are settled, due to fluctuating commodity prices.

Adjusted EBITDA is used as a supplemental liquidity and performance measure and adjusted segment EBITDA is used as a supplemental performance measure by DCP's management and by external users of its financial statements, such as investors, commercial banks, research analysts and others to assess:
•financial performance of DCP's assets without regard to financing methods, capital structure or historical cost basis;
•DCP's operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing methods or capital structure;
•viability and performance of acquisitions and capital expenditure projects and the overall rates of return on investment opportunities;
•performance of DCP's business excluding non-cash commodity derivative gains or losses; and
•in the case of Adjusted EBITDA, the ability of DCP's assets to generate cash sufficient to pay interest costs, support its indebtedness, make cash distributions to its unitholders and pay sustaining capital expenditures.
DCP defines adjusted segment EBITDA for each segment as segment net income or loss attributable to partners adjusted for (i) distributions from unconsolidated affiliates, net of earnings, (ii) depreciation and amortization expense, (iii) net interest expense, (iv) noncontrolling interest in depreciation and income tax expense, (v) unrealized gains and losses from commodity derivatives, (vi) income tax expense or benefit, (vii) impairment expense and (viii) certain other non-cash items. Adjusted segment EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations for that segment for that segment.
DCP defines distributable cash flow as adjusted EBITDA less sustaining capital expenditures, net of reimbursable projects, interest expense, cumulative cash distributions earned by the Series A, Series B and Series C Preferred Units (collectively the "Preferred Limited Partnership Units") and certain other items.
DCP defines free cash flow as distributable cash flow, as defined above, less distributions to limited partners and the general partner, less distributions to noncontrolling interests, and less expansion capital expenditures and contributions to equity method investments. Expansion capital expenditures are cash expenditures to increase DCP's cash flows, operating or earnings capacity. Expansion capital expenditures add on to or improve the capital assets owned, or acquire or construct new gathering lines and well connects, treating facilities, processing plants, fractionation facilities, pipelines, terminals, docks, truck racks, tankage and other storage, distribution or transportation facilities and related or similar midstream assets.
Sustaining capital expenditures are cash expenditures made to maintain DCP's cash flows, operating capacity or earnings capacity. These expenditures add on to or improve capital assets owned, including certain system integrity, compliance and safety improvements. Sustaining capital expenditures also include certain well connects, and may include the acquisition or construction of new capital assets. Income attributable to preferred units represent cash distributions earned by the Preferred Limited Partnership Units. Cash distributions to be paid to the holders of the Preferred Limited Partnership Units, assuming a distribution is declared by DCP's board of directors, are not available to common unit holders. Non-cash mark-to-market of derivative instruments is considered to be non-cash for the purpose of computing distributable cash flow because settlement will not occur until future periods, and will be impacted by future changes in commodity prices and interest rates. DCP compares the distributable cash flow it generates to the cash distributions it expects to pay to its partners. Distributable cash flow is used as a supplemental liquidity and performance measure by DCP's management and by external users of its financial statements, such as investors, commercial banks, research analysts and others, to assess DCP's ability to make cash distributions to its unitholders. Free Cash Flow is used as a supplemental liquidity and performance measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, and is useful to investors and management as a measure of our ability to generate cash particularly in light of an ongoing transition in the midstream industry that has shifted investor focus from distribution growth to capital discipline, cost efficiency, and balance-sheet strength. Once business needs and obligations are met, including cash reserves to provide funds for distribution payments on our units and the proper conduct of our business, which includes cash reserves for future capital expenditures and anticipated credit needs, this cash can be used to reduce debt, reinvest in the company for future growth, or return to unitholders.

ABOUT DCP MIDSTREAM, LP
DCP Midstream, LP (NYSE: DCP) is a Fortune 500 midstream master limited partnership headquartered in Denver, Colorado, with a diversified portfolio of gathering, processing, logistics and marketing assets. DCP is one of the largest natural gas liquids producers and marketers, and one of the largest natural gas processors in the U.S. The owner of DCP’s general partner is a joint venture between Enbridge and Phillips 66. For more information, visit the DCP Midstream, LP website at www.dcpmidstream.com.

CAUTIONARY STATEMENTS
This press release may contain or incorporate by reference forward-looking statements as defined under the federal securities laws regarding DCP Midstream, LP, including projections, estimates, forecasts, plans and objectives. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond DCP's control. If any of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, DCP's actual results may vary materially from what management forecasted, anticipated, estimated, projected or expected.
The key risk factors that may have a direct bearing on DCP's results of operations and financial condition are described in detail in the "Risk Factors" section of DCP's most recently filed annual report and subsequently filed quarterly reports with the Securities and Exchange Commission. Investors are encouraged to closely consider the disclosures and risk factors contained in DCP's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The forward looking statements contained herein speak as of the date of this announcement. DCP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. Information contained in this press release is unaudited and subject to change.
Investors or Analysts:
Sarah Sandberg
scsandberg@dcpmidstream.com
303-605-1626

DCP MIDSTREAM, LP
FINANCIAL RESULTS AND
SUMMARY FINANCIAL DATA
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
	(Millions, except per unit amounts)
Sales of natural gas, NGLs and condensate	$1,172	$1,659	$2,565	$3,770
Transportation, processing and other	109	110	221	225
Trading and marketing (losses) gains, net	(7)	29	145	2
Total operating revenues	1,274	1,798	2,931	3,997
Purchases and related costs	(974)	(1,356)	(2,120)	(3,160)
Operating and maintenance expense	(148)	(182)	(301)	(360)
Depreciation and amortization expense	(93)	(101)	(192)	(204)
General and administrative expense	(51)	(68)	(107)	(135)
Asset impairments	—	—	(746)	—
Loss on sale of assets, net	—	(5)	—	(14)
Restructuring costs	(9)	(9)	(9)	(9)
Other expense, net	(5)	(1)	(8)	(6)
Total operating costs and expenses	(1,280)	(1,722)	(3,483)	(3,888)
Operating (loss) income	(6)	76	(552)	109
Interest expense, net	(71)	(73)	(149)	(142)
Earnings from unconsolidated affiliates	125	117	201	230
Income tax expense	—	—	(1)	(1)
Net income attributable to noncontrolling interests	(1)	(1)	(2)	(2)
Net income (loss) attributable to partners	47	119	(503)	194
Series A preferred partner's interest in net income	(10)	(10)	(19)	(19)
Series B preferred partner's interest in net income	(3)	(3)	(6)	(6)
Series C preferred partner's interest in net income	(2)	(2)	(4)	(4)
General partner's interest in net income	—	(42)	—	(83)
Net income (loss) allocable to limited partners	$32	$62	$(532)	$82

Net income (loss) per limited partner unit — basic	$0.15	$0.43	$(2.55)	$0.57
Net income (loss) per limited partner unit — diluted	$0.15	$0.43	$(2.55)	$0.57

Weighted-average limited partner units outstanding — basic	208.3	143.3	208.3	143.3
Weighted-average limited partner units outstanding — diluted	208.7	143.3	208.3	143.3

	June 30,	December 31,
	2020	2019
	(Millions)
Cash and cash equivalents	$12	$1
Other current assets	790	1,079
Property, plant and equipment, net	8,116	8,811
Other long-term assets	4,028	4,236
Total assets	$12,946	$14,127

Current liabilities	$809	$1,190
Current debt	3	603
Long-term debt	5,897	5,321
Other long-term liabilities	378	380
Partners' equity	5,831	6,605
Noncontrolling interests	28	28
Total liabilities and equity	$12,946	$14,127

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
	(Millions)
Reconciliation of Non-GAAP Financial Measures:
Net income (loss) attributable to partners	$47	$119	$(503)	$194
Interest expense, net	71	73	149	142
Depreciation, amortization and income tax expense, net of noncontrolling interests	92	101	192	204
Distributions from unconsolidated affiliates, net of earnings	42	18	119	29
Asset impairments	—	—	746	—
Other non-cash charges	2	1	6	6
Loss on sale of assets	—	5	—	14
Non-cash commodity derivative mark-to-market	57	(39)	(77)	15
Adjusted EBITDA	311	278	632	604
Interest expense, net	(71)	(73)	(149)	(142)
Sustaining capital expenditures, net of noncontrolling interest portion and reimbursable projects	(6)	(19)	(16)	(39)
Distributions to preferred limited partners ***	(15)	(15)	(29)	(29)
Other, net	1	2	2	3
Distributable cash flow	$220	$173	$440	$397
Distributions to limited partners and general partner	(81)	(155)	(243)	(309)
Distributions to noncontrolling interests	(1)	(2)	(2)	(3)
Expansion capital expenditures and equity investments	(84)	(246)	(173)	(539)
Free cash flow	54	(230)	22	(454)

Net cash provided by operating activities	$209	$229	$523	$546
Interest expense, net	71	73	149	142
Net changes in operating assets and liabilities	(19)	15	57	(97)
Non-cash commodity derivative mark-to-market	57	(39)	(77)	15
Other, net	(7)	—	(20)	(2)
Adjusted EBITDA	311	278	632	604
Interest expense, net	(71)	(73)	(149)	(142)
Sustaining capital expenditures, net of noncontrolling interest portion and reimbursable projects	(6)	(19)	(16)	(39)
Distributions to preferred limited partners ***	(15)	(15)	(29)	(29)
Other, net	1	2	2	3
Distributable cash flow	220	173	440	397
Distributions to limited partners and general partner	(81)	(155)	(243)	(309)
Distributions to noncontrolling interests	(1)	(2)	(2)	(3)
Expansion capital expenditures and equity investments	(84)	(246)	(173)	(539)
Free cash flow	$54	$(230)	$22	$(454)

*** Represents cumulative cash distributions earned by the Series A, B and C Preferred Units, assuming distributions are declared by DCP's board of directors.

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
SEGMENT FINANCIAL RESULTS AND OPERATING DATA
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
	(Millions, except as indicated)
Logistics and Marketing Segment:
Financial results:
Segment net income attributable to partners	$177	$185	$413	$332
Non-cash commodity derivative mark-to-market	(5)	(24)	(47)	(6)
Depreciation and amortization expense	3	3	6	6
Distributions from unconsolidated affiliates, net of earnings	37	15	47	21
Loss on sale of assets	—	1	—	10
Other charges	1	1	2	1
Adjusted segment EBITDA	$213	$181	$421	$364

Operating and financial data:
NGL pipelines throughput (MBbls/d)	676	637	677	652
NGL fractionator throughput (MBbls/d)	51	61	54	62
Operating and maintenance expense	$9	$11	$16	$20

Gathering and Processing Segment:
Financial results:
Segment net income (loss) attributable to partners	$11	$90	$(634)	$157
Non-cash commodity derivative mark-to-market	62	(15)	(30)	21
Depreciation and amortization expense, net of noncontrolling interest	81	91	170	183
Asset impairments	—	—	746	—
Loss on sale of assets	—	4	—	4
Distributions from unconsolidated affiliates, net of losses	5	3	72	8
Other charges	(1)	—	2	5
Adjusted segment EBITDA	$158	$173	$326	$378

Operating and financial data:
Natural gas wellhead (MMcf/d)	4,487	4,866	4,713	4,902
NGL gross production (MBbls/d)	376	422	390	429
Operating and maintenance expense	$134	$165	$276	$330

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Twelve Months Ended
	December 31, 2020
	Low	High
	Forecast	Forecast
	(millions)
Reconciliation of Non-GAAP Measures:
Forecasted net income attributable to partners	$380	$480
Distributions from unconsolidated affiliates, net of earnings	65	85
Interest expense, net of interest income	320	340
Income taxes	5	5
Depreciation and amortization, net of noncontrolling interests	420	440
Non-cash commodity derivative mark-to-market	15	(5)
Forecasted adjusted EBITDA	1,205	1,345
Interest expense, net of interest income	(320)	(340)
Sustaining capital expenditures, net of reimbursable projects	(75)	(95)
Preferred unit distributions ***	(60)	(60)
Other, net	(20)	(20)
Forecasted distributable cash flow	730	830
Distributions to limited partners and general partner	(406)	(406)
Distributions to noncontrolling interests	(5)	(5)
Expansion capital expenditures and equity investments	(190)	(150)
Forecasted Free Cash Flow	$129	$269